Exhibit 10.32

PROMISSORY NOTE

$1,737,568.76	Tulsa, Oklahoma
March 13, 2007

David A. Yonce (“Maker”) hereby promises to pay to the order of SolarWinds.Net, Inc., an Oklahoma corporation (“Lender”), its successors and assigns, in lawful money of the United States of America, the lesser of ONE MILLION SEVEN HUNDRED THIRTY-SEVEN THOUSAND FIVE HUNDRED SIXTY-EIGHT DOLLARS AND SEVENTY-SIX CENTS ($1,737,568.76) or the principal balance outstanding under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below, on the earliest to occur of (i) January 25, 2012, (ii) the sale of all or substantially all of the assets of Lender, (iii) a merger or consolidation involving Lender where the equity securities of Lender immediately prior thereto own less than a majority of the outstanding equity securities of the surviving entity in such merger or consolidation, and (iv) Lender’s initial public offering (the earliest to occur of (i), (ii) and (iii) to be referred to herein as the “Maturity Date”).

The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to 4.88%, calculated on the basis of a 365 day year and the actual number of days elapsed. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Promissory Note.

This Promissory Note may be prepaid in whole or in part at any time, without premium or penalty.

In the event that Maker shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) any principal of or interest on this Promissory Note (an “Event of Default”), then such overdue amounts shall bear interest at a rate per annum equal to the otherwise applicable rate pursuant to paragraph 2 above plus five percent (5%) per annum.

This Promissory Note is secured pursuant to that certain Stock Pledge Agreement, dated as of the date hereof, by and between Maker and Lender. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, LENDER’S RECOURSE AGAINST MAKER FOR NON-PAYMENT OF ANY AMOUNTS OWED HEREUNDER SHALL BE LIMITED SOLELY TO THE EXERCISE OF ITS RIGHTS AND REMEDIES AS A SECURED PARTY AGAINST THE COLLATERAL PLEDGED TO LENDER UNDER SUCH STOCK PLEDGE AGREEMENT, AND MAKER SHALL NOT BE RESPONSIBLE OR LIABLE FOR ANY DEFICIENCY IN THE SUFFICIENCY OF THE PROCEEDS FROM SUCH COLLATERAL TO SATISFY MAKER’S OBLIGATIONS HEREUNDER.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Promissory Note. The Maker shall pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses.

This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of Oklahoma, without regard to principles of conflict of laws.

This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Maker and inure to the benefit of the Lender and its permitted successors, endorsees and assigns. This Promissory Note shall not be transferred without the express written consent of Lender, provided that if Lender consents to any such transfer or if notwithstanding the foregoing such a transfer occurs, then the provisions of this Promissory Note shall be binding upon any successor to Maker and shall inure to the benefit of and be extended to any holder thereof.

MAKER:

/s/ DAVID A. YONCE
David A. Yonce